UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Securities.

The table below summarizes issuances of Common Stock made by the Company upon the conversion of the principal and accrued interest with respect to the junior secured convertible notes issued to each of the persons set forth below. All such issuances were made in reliance upon exemptions from registration under the Securities Act of 1933 in reliance upon Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933.

Name	Date of Issuance	Number of Shares Issued	Method of Conversion/Exercise	Price per Share
Patrick Shutt	March 3, 2008	105,566	Conversion of Debt to Equity	$0.504
Sarah Mellon	March 1, 2008	105,469	Conversion of Debt to Equity	$0.504
Mark Moran	February 29, 2008	213,447	Conversion of Debt to Equity	$0.501
Richard Chambers	February 29, 2008	160,955	Conversion of Debt to Equity	$0.501
Jay Waterman	February 28, 2008	215,723	Conversion of Debt to Equity	$0.498
Thomas Hudson	February 25, 2008	1,174,735	Conversion of Debt to Equity	$0.486

In addition, on February 29, 2008, the Company caused its transfer agent to issue an aggregate of 5,261,808 shares of Common Stock, allocable among: (i) the purchasers of Common Stock under the Company’s Units offering that was concluded in June 2007, in satisfaction of the 12% liquidated damages cap with respect to their registration rights; and (ii) those persons who had exercised warrants to purchase Common Stock of the Company with respect to either warrants issued as part of the above referenced Units offering or with respect to other registration rights.

Item 9.01	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Jim McDevitt
Jim McDevitt
Chief Financial Officer